SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
Phelps Dodge Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

August 29, 2006
To Participants in the Phelps Dodge Employee Savings Plan and/or the Phelps Dodge Supplemental Savings Plan:
     Phelps Dodge Corporation has scheduled a special meeting of shareholders to be held on September 25, 2006. Holders of record on August 24, 2006 (the “Record Date”) are entitled to vote at the special meeting.
     At the special meeting, shareholders will be asked to approve four proposals presented for their consideration, as more fully described in the enclosed proxy statement, dated August 25, 2006. The proposals relate to Phelps Dodge’s agreement to combine with Inco Limited to create an industry-leading, diversified metals and mining company. Please review the proxy statement carefully and in its entirety before returning your voting instructions.
     Our records reflect that, as a participant in the Phelps Dodge Employee Savings Plan and/or the Phelps Dodge Corporation Supplemental Savings Plan (each a “Plan”) all or a portion of your individual account is invested in Phelps Dodge Corporation common shares (the “Common Shares”).
     As a participant in a Plan, you have the right to instruct J.P. Morgan Chase Bank (“J.P. Morgan”), as trustee of the Plans (the “Plan Trustee”) to vote the Common Shares held as of the Record Date in your Plan account at the special meeting. Those shares for which no directions are received will be voted by the Trustee in its sole discretion. Corporate Election Services will tabulate voting instructions of plan participants on behalf of the Plan Trustee as set forth on the enclosed proxy/voting instruction card (also see enclosed postage-paid business reply envelope). Your vote is requested for this important meeting. Please provide your voting instructions to the Plan Trustee. Telephone and Internet voting options are available as set forth on the enclosed proxy/voting instruction card. Alternatively, you may mark, sign, date and return the enclosed proxy/voting instruction card in the return envelope provided.
Plan Voting Deadline. To allow the Plan Trustee sufficient time to receive your instructions and cast its vote on behalf of plan participants, please return your voting instructions so they are received by Corporate Election Services no later than 11:59 p.m., EDT, on Wednesday, September 20, 2006.
     If you have any questions or need assistance, please call D.F. King & Co., Inc., who is assisting Phelps Dodge, toll-free at 1-800-659-5550.

Sincerely,

J. Steven Whisler Chairman and Chief Executive Officer

In connection with the proposed combination, Phelps Dodge filed a definitive proxy statement on Schedule 14A with the SEC. Investors are urged to read the definitive proxy statement (including all amendments and supplements to it) because it contains important information. Investors may obtain free copies of the definitive proxy statement, as well as other filings containing information about Phelps Dodge and Inco, without charge, at the SEC's website (www.sec.gov). Copies of Phelps Dodge's filings may also be obtained without charge from Phelps Dodge at its Web site (www.phelpsdodge.com) or by directing a request to Phelps Dodge, One North Central Avenue, Phoenix, Arizona, 85004-4414, Attention: Assistant General Counsel and Corporate Secretary (602) 366-8100. The directors and executive officers of Phelps Dodge may be deemed to be participants in the solicitation of proxies in respect of the proposed combination. Information regarding the directors and executive officers of Phelps Dodge and a description of their direct and indirect interests, by security holdings or otherwise, is available in the definitive proxy statement filed with the SEC.